Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: November 15, 2010

CRC Health Corporation Reports Operating Results

For the Three Months and Nine Months Ended September 30, 2010

CUPERTINO, CA, November 15, 2010 – CRC Health Corporation (“CRC” or the “Company”), a leading provider of substance abuse treatment and adolescent youth services through its wholly owned consolidated subsidiaries, announced its results for the three months and nine months ended September 30, 2010.

The Company has two operating divisions: recovery division and healthy living division. The recovery division provides substance abuse and behavioral disorder treatment services through residential treatment facilities and outpatient treatment clinics. The healthy living division includes programs and treatment services for adolescent youth as well as treatment services for eating disorders, obesity, and weight management serving all age groups. Adolescent and youth treatment services include therapeutic boarding schools and educational outdoor programs for children and adolescents struggling with academic, emotional, and behavioral issues (Aspen programs).

The operations and enrollment of the Aspen programs within the Company’s healthy living division are highest in the summer months. Additionally, the Aspen programs have limited leading indicators regarding performance. As a result, the Company has more information in late summer and early fall around Aspen’s performance, which came in below the performance levels expected in July and August 2010. At the end of the third quarter of 2010, the Company reviewed actual results for graduation, admissions, and average length of stay in the Aspen programs relative to its prior forecast and fiscal year budget. In response to negative results in these areas, the Company further lowered its view of forecasted future cash flows for the Aspen programs within its healthy living division. This triggering event caused the Company to test the fixed assets, intangibles and goodwill within its healthy living division for impairment. For the three months ended September 30, 2010, the Company recognized a non-cash charge of $9.1 million and $2.5 million related to goodwill impairment and asset impairment, respectively.

Consolidated net revenue for the three months ended September 30, 2010 increased $6.1 million, or 5.4%, to $119.2 million compared to the same period of 2009. For the three months ended September 30, 2010, consolidated operating expenses decreased $9.3 million, or 7.9% to $108.4 million, or 9.1%, compared to the same period in 2009. This decrease in operating expenses was primarily due to lower goodwill and asset impairment charges during the three months September 30, 2010 compared to the same period of 2009. The three months ended September 30, 2010 adjusted pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) decreased $0.7 million, or 2.1%, to $30.5 million compared to $31.1 million during the same period of 2009.

Consolidated net revenue for the nine months ended September 30, 2010 increased $13.1 million, or 4.0%, to $337.9 million compared to the same period of 2009. For the nine months ended September 30, 2010, consolidated operating expenses increased $52.7 million, of which $46.0 million is related to higher goodwill and asset impairment charges, to $355.6 million, or 17.4%, compared to the same period in 2009. The nine months ended September 30, 2010 adjusted pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased $4.0 million, or 5.4%, to $79.4 million compared to $75.4 million during the same period of 2009.

Three Months Ended September 30, 2010 Financial Results:

The following table presents our operating income by division for the three months ended September 30, 2010 and 2009 (numbers in thousands, except for percentages).

	Three Months Ended September 30,
			2010 vs. 2009
	2010	2009	$ Change	% Change
Net revenue
Recovery division	$83,267	$78,531	$4,736	6.0%
Healthy living division	35,880	34,493	1,387	4.0%
Corporate	52	60	(8)	(13.3)%

	119,199	113,084	6,115	5.4%

Operating expenses
Recovery division	55,633	52,751	2,882	5.5%
Healthy living division(1)	44,645	57,746	(13,101)	(22.7)%
Corporate	8,164	7,236	928	12.8%

	108,442	117,733	(9,291)	(7.9)%

Operating income (loss)
Recovery division	27,634	25,780	1,854	7.2%
Healthy living division	(8,765)	(23,253)	14,488	62.3%
Corporate	(8,112)	(7,176)	(936)	(13.0)%

Operating income (loss)	$10,757	$(4,649)	$15,406	331.4%

(1)	Healthy living division operating expenses for the three months ended September 30, 2010 and 2009 include $2.5 million and $2.3 million, respectively, of asset impairment and $9.1 million and $24.9 million, respectively, of goodwill impairment.

CRC Health Corporation Adjusted Pro forma EBITDA by Segment

and Adjusted Pro Forma Operating Margins for the Three Months

Ended September 30, 2010 and 2009 (in thousands):

	Three Months Ended September 30,
			2010 vs. 2009
	2010	2009	$ Change	% Change
Net Revenue
Recovery division	$83,267	$78,531	$4,736	6.0%
Healthy living division	35,880	34,493	1,387	4.0%
Corporate	52	60	(8)	(13.3)%

	119,199	113,084	6,115	5.4%
Adjusted Pro Forma Operating Expenses
Recovery division	52,399	49,592	2,807	5.7%
Healthy living division	31,695	28,270	3,425	12.1%
Corporate	4,634	4,097	537	13.1%

	88,728	81,959	6,769	8.3%
Adjusted Pro Forma EBITDA
Recovery division	30,868	28,939	1,929	6.7%
Healthy living division	4,185	6,223	(2,038)	(32.7)%
Corporate	(4,582)	(4,037)	(545)	(13.5)%

	$30,471	$31,125	$(654)	(2.1)%

Adjusted Pro Forma Operating Margins
Recovery division	37.1%	36.9%
Healthy living division	11.7%	18.0%
CRC Health Corporation	25.6%	27.5%

Recovery Division:

Three Months Ended September 30, 2010 Compared to Three Months Ended September 30, 2009

•

Net revenue increased $4.7 million, or 6.0%, to $83.3 million for the quarter from $78.5 million from the comparable prior-year quarter. Revenue increases were primarily driven by an increase of $2.9 million in residential facilities and an increase of $1.8 million within comprehensive treatment centers (“CTCs”). Same-facility net revenue increases were similar to total-facility net revenue increases for the quarter compared to the comparable prior-year quarter.

•

For the comparable quarters in 2010 and 2009, adjusted pro forma revenue was the same as revenue measured on the basis of Generally Accepted Accounting Principles of the United States (US “GAAP”). Thus, the above explanations related to changes in GAAP revenue also apply to adjusted pro forma revenue.

•	Adjusted pro forma EBITDA increased $1.9 million, or 6.7%, to $30.9 million for the quarter from $28.9 million from the comparable prior-year quarter.

•

Recovery division operating expenses increased $2.9 million for the comparable quarters in 2010 and 2009 due primarily to increases in salaries and benefits and supplies, facilities and other operating costs.

•	Recovery division same-facility operating expenses increased $2.5 million driven by an increase of $1.9 million in residential facilities and an increase of $0.6 million in CTCs.

Healthy Living Division:

Three Months Ended September 30, 2010 Compared to Three Months Ended September 30, 2009

•

Net revenue increased $1.4 million, or 4.0%, to $35.9 million for the quarter from $34.5 million from the comparable prior-year quarter. The increase in revenue was driven by increases of $1.9 million and $0.6 million within weight management and outdoor programs, respectively, offset by a decrease of $1.0 million in residential facilities. Same-facility net revenue increases were similar to total facility net revenue decreases for the quarter compared to the comparable prior-year quarter.

•

For the comparable quarters in 2010 and 2009, adjusted pro forma revenue was the same as revenue measured on a U.S. GAAP basis. Thus, the above explanations related to changes in GAAP revenue also apply to adjusted pro forma revenue.

•	Adjusted pro forma EBITDA decreased $2.0 million to $4.2 million for the quarter from $6.2 million from the comparable prior-year quarter.

•	Operating expenses for the healthy living division decreased $13.1 million, or 22.7%, primarily driven by lower non-cash goodwill and asset impairment charges.

•

Healthy living division same-facility operating expenses increased $1.5 million primarily due to increases in supplies, facilities and other costs of $1.9 million and salaries and benefits of $1.1 million offset by decreases of $0.6 million and $0.9 million in depreciation and amortization and asset impairments, respectively.

Corporate:

Three Months Ended September 30, 2010 Compared to Three Months Ended September 30, 2009

•

Corporate operating expenses increased $0.9 million or 12.8% for the comparable quarters in 2010 and 2009 reflecting increases in salaries and benefits and supplies, facilities and other operating costs.

Nine Months Ended September 30, 2010 Financial Results:

The following table presents our operating income by division for the nine months ended September 30, 2010 and 2009 (numbers in thousands, except for percentages).

	Nine Months Ended September 30,
			2010 vs. 2009
	2010	2009	$ Change	% Change
Net revenue
Recovery division	$246,387	$231,980	$14,407	6.2%
Healthy living division	91,396	92,689	(1,293)	(1.4)%
Corporate	150	186	(36)	(19.4)%

	337,933	324,855	13,078	4.0%
Operating expenses
Recovery division	163,827	159,939	3,888	2.4%
Healthy living division(1)	167,315	118,913	48,402	40.7%
Corporate	24,452	23,995	457	1.9%

	355,594	302,847	52,747	17.4%
Operating income (loss)
Recovery division	82,560	72,041	10,519	14.6%
Healthy living division	(75,919)	(26,224)	(49,695)	(189.5)%
Corporate	(24,302)	(23,809)	(493)	(2.1)%

Operating (loss) income	$(17,661)	$22,008	$(39,669)	(180.2)%

(1)	Healthy living division operating expenses for the nine months ended September 30, 2010 and 2009 include $20.5 million and $2.3 million, respectively, of asset impairment and $52.7 million and $24.9 million, respectively, of goodwill impairment.

CRC Health Corporation Adjusted Pro forma EBITDA by Segment

and Adjusted Pro Forma Operating Margins for the Nine Months

Ended September 30, 2010 and 2009 (in thousands):

	Nine Months Ended September 30,
	2010	2009	2010 vs. 2009
			$ Change	% Change
Net Revenue
Recovery division	$246,387	$231,980	$14,407	6.2%
Healthy living division	91,396	92,689	(1,293)	(1.4)%
Corporate	150	186	(36)	(19.4)%

	337,933	324,855	13,078	4.0%
Adjusted Pro Forma Operating Expenses
Recovery division	155,377	151,134	4,243	2.8%
Healthy living division	88,776	83,599	5,177	6.2%
Corporate	14,376	14,757	(381)	(2.6)%

	258,529	249,490	9,039	3.6%
Adjusted Pro Forma EBITDA
Recovery division	91,010	80,846	10,164	12.6%
Healthy living division	2,620	9,090	(6,470)	(71.2)%
Corporate	(14,226)	(14,571)	345	2.4%

	$79,404	$75,365	$4,039	5.4%

Adjusted Pro Forma Operating Margins
Recovery division	36.9%	34.9%
Healthy living division	2.9%	9.8%
CRC Health Corporation	23.5%	23.2%

Recovery Division:

Nine months Ended September 30, 2010 Compared to Nine months Ended September 30, 2009

•

Net revenue increased $14.4 million, or 6.2%, to $246.4 million for the nine months ended September 30, 2010 from $232.0 million from the comparable prior-year period. Revenue increases were primarily driven by an increase of $9.5 million in residential facilities and an increase of $4.8 million within CTCs. Same-facility net revenue increases were similar to total-facility net revenue increases for the nine months ended September 30, 2010 compared to the comparable prior-year period.

•

For the comparable periods in 2010 and 2009, adjusted pro forma revenue was the same as revenue measured on the basis of Generally Accepted Accounting Principles of the United States (US “GAAP”). Thus, the above explanations related to changes in GAAP revenue also apply to adjusted pro forma revenue.

•	Adjusted pro forma EBITDA increased $10.2 million, or 12.6%, to $91.0 million for the nine months ended September 30, 2010 from $80.8 million of the comparable prior-year period.

•

Recovery division operating expenses increased $3.9 million for the comparable periods in 2010 and 2009 due primarily to an increases of $1.8 million, $0.9 million and $0.6 million in supplies, facilities and other costs, provision for doubtful accounts and salaries and benefits, respectively.

•

Recovery division same-facility operating expenses increased $4.5 million for the nine months ended September 30, 2010 compared to the comparable prior-year period. Operating expense increases were primarily driven by an increase of $3.5 million in residential facilities and an increase of $1.0 million within CTCs.

Healthy Living Division:

Nine months Ended September 30, 2010 Compared to Nine months Ended September 30, 2009

•

Net revenue decreased $1.3 million, or 1.4%, to $91.4 million for the nine months ended September 30, 2010 from $92.7 million of the comparable prior-year period. The decrease in revenue was driven by negative economic conditions including lack of availability of student loans, census reductions, and other factors. Same-facility net revenue decreases were similar to total facility net revenue decreases for the period compared to the comparable prior-year period.

•

For the comparable periods in 2010 and 2009, adjusted pro forma revenue was the same as revenue measured on a U.S. GAAP basis. Thus, the above explanations related to changes in GAAP revenue also apply to adjusted pro forma revenue.

•	Adjusted pro forma EBITDA decreased $6.5 million to $2.6 million for the nine months ended September 30, 2010 from $9.1 million from the comparable prior-year period.

•

Healthy living division incurred an increase of $48.4 million in operating expense, or 40.7%, primarily driven by higher non-cash goodwill and asset impairment charges of $27.8 million and $18.2 million, respectively.

•

Healthy living division same-facility operating expenses increased $18.9 million, or 23.4%, for the comparable periods in 2010 and 2009 primarily due to higher asset impairment charges of $15.6 million. The remaining increase was mainly due to increase in supplies, facilities and other costs of $3.1 million, and salary and benefits of $1.3 million, offset by decrease in depreciation and amortization of $1.1 million.

Corporate:

Nine months Ended September 30, 2010 Compared to Nine months Ended September 30, 2009

•	Corporate operating expenses increased $0.5 million or 1.9% for the comparable periods in 2010 and 2009 primarily due to higher supplies, facilities and other operating costs.

EBITDA and Adjusted pro forma EBITDA are supplemental non-GAAP financial measures that CRC believes provide useful information to both management and investors concerning its ability to comply with certain covenants in its borrowing arrangements that are tied to these measures and to meet its future debt obligations. CRC also believes that including the effect of these items allows management and investors to better compare CRC’s financial performance from period-to-period, and to better compare CRC’s financial performance with that of its competitors.

Adjusted pro forma EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations, further adjusted for the items listed below in the table entitled “Reconciliation of Net Income (Loss) Attributable to CRC Health Corporation to Adjusted Pro Forma EBITDA for the Three Months and Nine Months Ended September 30, 2010 and 2009.” Adjusted pro forma EBITDA takes into account all adjustments which are excluded from EBITDA for purposes of various covenants in the indenture governing CRC’s 10 3/4% senior subordinated notes due 2016 and its senior secured credit facility, as amended to date. Additionally, Adjusted pro forma EBITDA is calculated on a consolidated basis and does not give effect to discontinued operations presentation.

The pro forma adjustments are based upon available information and certain assumptions that CRC believes are reasonable. Adjusted pro forma EBITDA is for informational purposes only and does not purport to represent what CRC’s result of operations or financial position would have been if the acquisitions had actually been completed at the beginning of such period, nor does such information purport to project the results of operations for any future period.

The presentation of these supplemental non-GAAP financial measures is not meant to be considered in isolation of, or as a substitute for net income (loss) or other financial results prepared in accordance with GAAP.

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

(In thousands, except share amounts)

	September 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,359	$4,982
Restricted cash	715	420
Accounts receivable, net of allowance for doubtful accounts of $5,624 in 2010 and $5,327 in 2009	34,497	31,558
Prepaid expenses	5,909	7,489
Other current assets	1,382	1,306
Income taxes receivable	—	676
Deferred income taxes	6,470	6,346
Current assets of discontinued operations	3,189	1,720

Total current assets	56,521	54,497
PROPERTY AND EQUIPMENT-Net	123,103	125,215
GOODWILL	521,304	573,594
INTANGIBLE ASSETS-Net	315,743	335,409
OTHER ASSETS-Net	20,080	19,619

TOTAL ASSETS	$1,036,751	$1,108,334

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,402	$3,011
Accrued liabilities	29,673	29,851
Income taxes payable	6,293	—
Current portion of long-term debt	1,471	8,814
Other current liabilities	24,085	25,992
Current liabilities of discontinued operations	2,180	2,114

Total current liabilities	69,104	69,782
LONG-TERM DEBT-Less current portion	604,498	622,262
OTHER LONG-TERM LIABILITIES	8,087	8,735
LIABILITIES OF DISCONTINUED OPERATIONS	4,504	1,679
DEFERRED INCOME TAXES	105,143	117,334

Total liabilities	791,336	819,792

COMMITMENTS AND CONTINGENCIES
CRC HEALTH CORPORATION STOCKHOLDER’S EQUITY:
Common stock, $0.001 par value-1,000 shares authorized; 1,000 shares issued and outstanding at September 30, 2010 and December 31, 2009	—	—
Additional paid-in capital	457,990	454,880
Accumulated deficit	(209,432)	(161,363)
Accumulated other comprehensive loss	(3,143)	(4,975)

Total CRC Health Corporation stockholder’s equity	245,415	288,542

NONCONTROLLING INTEREST	—	—

Total equity	245,415	288,542

TOTAL LIABILITIES AND EQUITY	$1,036,751	$1,108,334

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(In thousands)

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
NET REVENUE:
Net client service revenue	$119,199	$113,084	$337,933	$324,855

OPERATING EXPENSES:
Salaries and benefits	54,804	51,676	162,541	161,416
Supplies, facilities and other operating cost	35,343	31,686	98,433	92,797
Provision for doubtful accounts	1,705	1,551	5,473	4,563
Depreciation and amortization	5,043	5,644	15,920	16,895
Asset impairment	2,495	2,257	20,504	2,257
Goodwill impairment	9,052	24,919	52,723	24,919

Total operating expenses	108,442	117,733	355,594	302,847

OPERATING INCOME (LOSS)	10,757	(4,649)	(17,661)	22,008
INTEREST EXPENSE	(10,735)	(11,519)	(32,251)	(35,338)
OTHER EXPENSE	—	—	(88)	(82)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	22	(16,168)	(50,000)	(13,412)
INCOME TAX EXPENSE (BENEFIT)	1,931	1,280	(5,005)	1,527

LOSS FROM CONTINUING OPERATIONS, NET OF TAX	(1,909)	(17,448)	(44,995)	(14,939)
LOSS FROM DISCONTINUED OPERATIONS (net of tax benefit of ($1,551) and ($715) in the three months ended September 30, 2010 and 2009, and ($1,865) and ($1,554) in the nine months ended September 30, 2010 and 2009, respectively)	(2,567)	(1,273)	(3,074)	(2,764)

NET LOSS	(4,476)	(18,721)	(48,069)	(17,703)
LESS: NET INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	—	148	—	29

NET LOSS ATTRIBUTABLE TO CRC HEALTH CORPORATION	$(4,476)	$(18,869)	$(48,069)	$(17,732)

AMOUNTS ATTRIBUTABLE TO CRC HEALTH CORPORATION:
LOSS FROM CONTINUING OPERATIONS, NET OF TAX	$(1,909)	$(17,596)	$(44,995)	$(14,972)
DISCONTINUED OPERATIONS, NET OF TAX	(2,567)	(1,273)	(3,074)	(2,760)

NET LOSS ATTRIBUTABLE TO CRC HEALTH CORPORATION	$(4,476)	$(18,869)	$(48,069)	$(17,732)

Reconciliation of Net Income (Loss) Attributable to CRC Health Corporation to

Adjusted Pro Forma EBITDA for the Three Months and Nine Months

Ended September 30, 2010 and 2009 (in thousands):

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
NET INCOME (LOSS) ATTRIBUTABLE TO CRC HEALTH CORPORATION:
Net (loss) income attributable to CRC Health Corporation	$(4,476)	$(18,869)	$(48,069)	$(17,732)

Depreciation and amortization	5,045	5,720	15,929	17,148
Income tax (benefit) expense	380	565	(6,870)	(26)
Interest expense	10,736	11,521	32,256	35,344

EBITDA	11,685	(1,063)	(6,754)	34,734

ADJUSTMENTS TO EBITDA:
Discontinued operations	396	733	1,113	1,282
Asset impairment	2,494	3,143	20,504	4,559
Goodwill impairment	9,052	24,919	52,723	24,919
Non-impairment restructuring activities and other non-recurring compensation	6,160	562	6,440	2,714
Stock-based compensation expense	(678)	1,376	2,178	4,164
Foreign exchange translation	13	28	13	21
Loss on fixed asset disposal	56	429	42	600
Management fees	1,240	806	2,881	2,044
Debt costs	65	—	205	—
Worker’s compensation adjustment	(12)	—	(28)	—
Transaction expenses	—	—	—	117
Write-off of cancelled acquisitions	—	—	—	62
Noncontrolling interest	—	148	—	29
Franchise taxes	—	44	(1)	35
Other non-recurring costs	—	—	88	85

Total pro forma adjustments to EBITDA	18,786	32,188	86,158	40,631

ADJUSTED PRO FORMA EBITDA	$30,471	$31,125	$79,404	$75,365

CRC Health Corporation Selected Statistics	Nine Months Ended September 30,
	2010	2009
Recovery Division:
Residential facilities:
Number of facilities - end of period	46	44
Available beds - end of period	2,035	1,904
Patient days	434,344	416,355
Net revenue per patient day	$363.07	$355.71
CTCs:
Number of clinics - end of period	54	54
Patient days	7,195,258	7,041,552
Net revenue per patient day	$12.33	$11.91

Healthy Living Division:
Residential facilities:
Number of facilities - end of period	17	17
Patient days	188,431	201,403
Net revenue per patient day	$249.55	$255.17
Outdoor programs:
Number of facilities - end of period	7	8
Patient days	47,269	45,446
Net revenue per patient day	$436.82	$459.25
Weight management programs:
Number of facilities - end of period	17	18
Patient days	84,190	70,901
Net revenue per patient day	$281.45	$287.67

Conference Call

CRC Health Corporation will host a conference call, open to all interested parties, on Friday, November 19, 2010 beginning at 12:00 PM Eastern Time (9:00 AM Pacific Time). The number to call within the United States is (800) 218-2154. Participants outside the United States should call (913) 312-0856. The conference ID is 3642499.

A replay of the conference call will be available starting at 3:00 PM Eastern Time on Friday, November 19, 2010 until 3:00 PM Eastern Time on Friday, November 26, 2010. The replay number for callers within the United States is (888) 203-1112 or (719) 457-0820 from outside the United States and the conference ID for all callers is 3642499.

Forward-Looking Statements

This press release includes or may include “forward-looking statements.” All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although CRC believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following factors: changes in government reimbursement for CRC’s services; CRC’s substantial indebtedness; changes in applicable regulations or a government investigation or assertion that CRC has violated applicable regulations; attempts by local residents to force our closure or relocation; the potentially difficult, unsuccessful or costly integration of recently acquired operations and future acquisitions; the potentially difficult, unsuccessful or costly opening and operating of new treatment facilities; the possibility that commercial payors for CRC’s services may undertake future cost containment initiatives; the limited number of national suppliers of methadone used in CRC’s outpatient treatment clinics; the failure to maintain established relationships or cultivate new relationships with patient referral sources; shortages in qualified healthcare workers; natural disasters such as hurricanes, earthquakes and floods; competition that limits CRC’s ability to grow; the potentially costly implementation of new information systems to comply with federal and state initiatives relating to patient privacy, security of medical information and electronic transactions; the potentially costly implementation of accounting and other management systems and resources in response to financial reporting and other requirements; the loss of key members of CRC’s management; claims asserted against CRC or lack of adequate available insurance; and certain restrictive covenants in CRC’s debt documents.

Contact:

CRC Health Corporation

Kevin Hogge, 877-272-8668

Chief Financial Officer